UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report: October 28, 2004

QUIXOTE CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 0-7903

DELAWARE	36-267537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 EAST WACKER DRIVE, CHICAGO, ILLINOIS	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (312) 467-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐            Pre-commencement communications pursuant t Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant t Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 2.02  Results of Operation and Financial Condition

Item 7.01 Regulation FD Disclosure

On October 28, 2004, the Registrant issued a press release announcing its first quarter of fiscal 2005 financial results.

Management also disclosed certain information about the first quarter of fiscal year 2005, which may be considered important to certain stockholders.  Capital expenditures were $840,000 and depreciation and amortization expense was approximately $1.4 million for the first quarter of fiscal year 2005.   In addition, the Company has approximately $28.5 million in borrowing and approximately $1 million in letters of credit outstanding against its bank credit facility with maximum availability of $38 million as of October 28, 2004.  Therefore, the Company currently has approximately $8.5 million available against its bank credit facility.

The conference call was recorded and is available for replay through Thursday, November 4, 2004.  To access the replay, please call (706)645-9291 and enter passcode 1431483; the recorded web cast will also be available at www.quixotecorp.com.

Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this report.  For those statements, the Registrant claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits.

The following Exhibit is included herein:

(c)                                  Exhibits

99                                    Press Release issued by Quixote Corporation, dated October 28, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIXOTE CORPORATION

DATE:	October 28, 2004	/s/ Daniel P. Gorey
DANIEL P. GOREY
Vice President, Chief Financial
Officer and Treasurer
(Chief Financial & Accounting
Officer)

EXHIBIT INDEX

Exhibits:

99                                    Press Release issued by Quixote Corporation dated October 28, 2004